Exhibit 10.2

Ault Alliance, Inc.
11411 Southern Highlands Pkwy #240

Las Vegas, NV 89141

March 28, 2023

HELIOS FUNDS, LLC
45 Broadway

New York, NY 10006

Attn: John D. Lowry

Email: jlowry@spartancapital.com

OREE LENDING COMPANY, LLC

80 Shunpike Road, PO Box 3

Cromwell, CT 06416

Attn: William Coons

Email: wcoons@spartancapital.com

Re: Securities Purchase Agreement, dated as of March 28, 2023 (the “Securities Purchase Agreement”), by and among Ault Alliance, Inc., a Delaware corporation (the “Company”) and the undersigned purchasers (the “Purchasers”).

Gentlemen:

This letter agreement (this “Letter Agreement”) is being entered into in connection with, and as a condition to, the parties’ execution and delivery of the Securities Purchase Agreement, pursuant to which the Purchasers agreed to purchase from the Company, and the Company agreed to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in the Securities Purchase Agreement, shares of the Company’s Preferred Stock. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Securities Purchase Agreement.

To induce the parties to enter into the Securities Purchase Agreement, the Purchaser and the Company hereby agree as follows:

1.       Voting of Preferred Stock.

(a)       The Purchaser shall (i) vote, and shall cause its Affiliates to vote, all shares of Series E Preferred Stock and Series F Preferred Stock owned by such Purchaser or its Affiliates, as applicable, on any resolution presented to the stockholders of the Company for the purpose of obtaining the Stockholder Approval of the Reverse Stock Split, and (ii) promptly upon request by the Company, grant the Company (or its designee) an irrevocable proxy, in form and substance reasonably satisfactory to such Purchaser, to vote all shares of Series E Preferred Stock and Series F Preferred Stock in accordance with clause (i) above, in each case, in accordance with the provisions of the Series E Certificate of Designations or the Series F Certificate of Designations, as applicable.

(b)       The Purchaser shall also (i) vote, and shall cause its Affiliates to vote, all shares of Series E Preferred Stock and Series F Preferred Stock owned by such Purchaser or its Affiliates, as applicable, on any resolution presented to the stockholders of the Company for purposes of obtaining the Stockholder Approval of the Reverse Stock Split and agrees that such shares of Series E Preferred Stock and Series F Preferred Stock shall automatically and without further action of the Purchaser be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”) are voted on the Reverse Stock Split Amendment, as set forth in the Series E Certificate of Designations or the Series F Certificate of Designations, as applicable; and (ii) promptly upon request by the Company, grant the Company (or its designee) an irrevocable proxy to vote all shares of Series E Preferred Stock and Series F Preferred Stock in accordance with clause (i) above. For the avoidance of doubt, and for illustrative purposes only, if 30% of the aggregate votes cast by Common Stock and Series B Preferred Stock voting in connection with the Reverse Stock Split Amendment are voted against such resolutions and 70% of the aggregate votes cast by Common Stock and Series B Preferred Stock voting in connection with the Reverse Stock Split Amendment are voted in favor thereof, then 30% of the votes cast by the shares of Series E Preferred Stock and Series F Preferred Stock voting in connection with the Reverse Stock Split Amendment shall vote against the approval of the Reverse Stock Split Amendment and 70% of such votes shall be cast in favor of such Reverse Stock Split Amendment, in each case, in accordance with the provisions of the Series E Certificate of Designations or the Series F Certificate of Designations, as applicable.

2.       No Third-Party Beneficiaries. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

3.       Miscellaneous.

 (a)        This Letter Agreement may be executed in any number of counterparts each of which shall constitute an original but which together shall constitute one instrument. This Letter Agreement may only be amended by an instrument in writing executed by each of the parties hereto.

(b)       This Letter Agreement shall be considered a Transaction Document as such term is defined in the Securities Purchase Agreement.

(c)       This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(d)       By executing this Letter Agreement, each party represents and warrants to the other party that (i) the representing party has duly authorized the execution, delivery, and performance of this Letter Agreement; (ii) the terms of this Letter Agreement are binding upon and in full force and effect against, the representing party, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights and remedies generally, to general principles of equity and to principles of sovereign immunity; and (iii) the execution, delivery and performance of this Letter Agreement by such representing party does not and will not violate any agreement or arrangement to which it is a party or by which it may be bound, or any order or decree to which such party is subject.

(e)       No party hereto waives any right under this Letter Agreement by failure or delay in its exercise. A single or partial exercise of any rights does not preclude the later exercise of such right or any other right. The rights and remedies of this Letter Agreement are cumulative and not exclusive of any rights or remedies available pursuant to applicable law.

(f)       This Letter Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.

(g)       Notwithstanding any provision of the Securities Purchase Agreement to the contrary, to the extent that any provision of the Securities Purchase Agreement conflicts with the terms of this Letter Agreement, the terms of this Letter Agreement shall control.

[Signatures follow on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Ault Alliance, Inc., a Delaware corporation

By:
Name: William B. Horne
Title: Chief Executive Officer:

Acknowledged and Agreed as of March 28, 2023

PURCHASERS:

HELIOS FUNDS, LLC

By:
Name:	John D. Lowry
Title:	Manager

OREE LENDING COMPANY, LLC

By:
Name:	William Coons
Title:	Manager